SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                         Date of Report: April 18, 2002


                         LEAPFROG SMART PRODUCTS, INC.
            (Exact Name of Registrant as Specified in its Charter)


                                    COLORADO
               (State or Other Jurisdiction of Incorporation)


             0-20786                                  84-1076959
    (Commission File Number)                      (I.R.S. Employer
                                               Identification Number)


  1011 Maitland Center Commons,
        Maitland, Florida                                32751
     (Address of Principal
       Executive Offices)                              (Zip Code)

                                 (407) 838-0400
            (Registrant's Telephone Number, Including Area Code)

                      INFORMATION INCLUDED IN THIS REPORT


ITEMS 1 THROUGH 4, 6 THROUGH 9 NOT APPLICABLE.

ITEM 5.  OTHER EVENTS AND OTHER REGULATION FD DISCLOSURE

Leapfrog Smart Products, Inc. (the "Company") announces that its expected funding from Broad Street Capital Partners I, Ltd. has been delayed into the third quarter of 2002. According to the Broad Street principals, they remain committed to the Company and confident that funding will occur.

Further, because of the delay in funding, the Company has determined to close its Florida operating subsidiary, also called Leapfrog Smart Products, Inc. This will be done through a liquidating Chapter 11 under the federal bankruptcy code. Shareholders own stock in the Leapfrog Smart Products, Inc., the publicly traded Colorado (parent) company, and therefore, their equity positions shall be unaffected.

Lastly, because of the magnitude of the financial changes to the Company, its financial statements will need to be recalculated. Accordingly, the Company expects it will not meet its filing deadline for the annual
10KSB report. The Company believes it will be able to file a 10KSB by May 15, 2002.


                                    SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LEAPFROG SMART PRODUCTS, INC.


                                      Randall Schrader


DATE:  April 17, 2002                 By:    /s/ Randall Schrader
                                      Name:  Randall Schrader
                                      Title: Chief Executive Officer